Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
FIRST QUARTER 2019 EPS OF $0.52 PER SHARE;
AND FFO OF $1.68 PER SHARE

Financial and Operating Highlights

•
Net income attributable to common stockholders of $0.52 per share for the first quarter as compared to $1.12 per share for the same period in 2018. Net income attributable to common stockholders for the first quarter of 2018 included a non-cash fair value adjustment of $49.3 million, or $0.52 per share, related to the deconsolidation of 919 Third Avenue.

•
Funds from operations, or FFO, of $1.68 per share for the first quarter, net of a non-cash charge of $2.0 million, or $0.02 per share, related to the bankruptcy of Diesel, a tenant at 625 Madison Avenue, as compared to $1.66 per share for the same period in 2018.

•
Same-store cash net operating income, or NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased 5.1% for the first quarter excluding lease termination income and free rent given to Viacom at 1515 Broadway, as compared to same period in the prior year.

•
Signed 32 Manhattan office leases covering 407,902 square feet in the first quarter. The mark-to-market on signed Manhattan office leases was 4.5% higher for the first quarter over the previous fully escalated rents on the same spaces.

•
Signed a new 28,024 square foot lease with KPS Capital Partners, LP and, in April, signed a 14,276 square foot expansion with McDermott Will & Emery at One Vanderbilt, bringing the property to 56.9% leased ahead of its planned opening in August 2020.

•
In April, signed First Republic Bank to a 211,521 square foot, 15-year lease at 460 West 34th Street, the 20-Story, 638,000 square foot, Class A office building located directly across from Hudson Yards and Manhattan West along the full block front of Tenth Avenue between 33rd and 34th Streets, which will be undergoing a substantial redevelopment.

•	In April, signed a 10.8 year renewal for 56,239 square feet with Skadden, Arps, Slate, Meagher & Flom LLP at 360 Hamilton Avenue in White Plains, NY.

•	Manhattan same-store occupancy was 95.8% as of March 31, 2019, inclusive of leases signed but not yet commenced.

Investing Highlights

•
In 2019, the Company repurchased 0.4 million shares of common stock under the previously announced $2.5 billion share repurchase plan, at an average price of $86.07 per share. To date, the Company has acquired 18.5 million shares of its common stock and redeemed 0.4 million common units of its Operating Partnership, or OP units, under the program at an average price of $98.48 per share/unit.

•
Together with our joint venture partner, entered into an agreement to sell 521 Fifth Avenue for a sale price of $381.0 million. The transaction is expected to generate net cash proceeds to the Company of approximately $100.0 million and close in the second quarter.

•
Took possession of the retail co-op at 106 Spring Street in Soho. The 5,936 square foot retail space, inclusive of 4,880 square feet on grade, is considered one of the best available retail corners in Soho, at the intersection of Spring Street and Mercer Street, and is surrounded by several newly opened retail flagships including Nike, Alo Yoga, Birkenstock, and Bang & Olufsen.

Financing Highlights

•	Closed on a new $85.0 million financing of the office portion of 609 Fifth Avenue. The new mortgage has a 5-year term and bears interest at a floating rate of 2.40% over LIBOR.
Summary
New York, NY, April 17, 2019 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended March 31, 2019 of $43.8 million, or $0.52 per share, as compared to net income attributable to common stockholders of $101.8 million, or $1.12 per share, for the same quarter in 2018. Net income attributable to common stockholders for the first quarter of 2018 included a non-cash fair value adjustment of $49.3 million, or $0.52 per share, related to the deconsolidation of 919 Third Avenue.
The Company reported FFO for the quarter ended March 31, 2019 of $147.5 million, or $1.68 per share, net of a non-cash charge of $2.0 million, or $0.02 per share, related to the bankruptcy of Diesel, a tenant at 625 Madison Avenue, as compared to FFO for the same period in 2018 of $157.7 million, or $1.66 per share.
All per share amounts in this press release are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended March 31, 2019, the Company reported consolidated revenues and operating income of $304.3 million and $160.3 million, respectively, compared to $301.7 million and $168.3 million, respectively, for the same period in 2018.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, decreased by 2.9% for the quarter ended March 31, 2019, but increased by 5.1% excluding lease termination income and free rent given to Viacom at 1515 Broadway.
During the first quarter, the Company signed 32 office leases in its Manhattan portfolio totaling 407,902 square feet. Twenty-four leases comprising 234,282 square feet,

representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $72.16 per rentable square foot, representing a 4.5% increase over the previous fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first quarter was 11.7 years, or 12.2 years including the office leases signed at One Vanderbilt, and average tenant concessions were 3.7 months of free rent with a tenant improvement allowance of $56.29 per rentable square foot.
Occupancy in the Company's Manhattan same-store portfolio was 95.8% as of March 31, 2019, inclusive of 364,834 square feet of leases signed but not yet commenced, as compared 95.5% at March 31, 2018.
During the first quarter, the Company signed 8 office leases in its Suburban portfolio totaling 32,970 square feet. Seven leases comprising 29,851 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $32.47 per rentable square foot, representing a 0.9% decrease over the previous fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the first quarter was 3.8 years and average tenant concessions were 3.2 months of free rent with a tenant improvement allowance of $6.84 per rentable square foot.
Occupancy in the Company's Suburban same-store portfolio was 91.1% as of March 31, 2019, inclusive of 14,748 square feet of leases signed but not yet commenced, as compared to 92.4% at March 31, 2018.
Significant leases that were signed in the first quarter included:

•	New lease with Young Adult Institute, Inc. for 75,353 square feet at 220 East 42nd Street, for 29.0 years;

•	New lease with 1350 Office Suites LLC for 49,921 square feet at 1350 Avenue of the Americas, for 10.0 years;

•	Expansion with The Carlyle Group for 32,592 square feet at One Vanderbilt Avenue, for 15.8 years;

•	New lease with KPS Capital Partners, LP for 28,024 square feet at One Vanderbilt Avenue, for 15.0 years; and

•	New lease with Newmark & Company Real Estate for 20,966 square feet at 110 East 42nd Street, for 12.3 years.
Marketing, general and administrative, or MG&A, expense for the three months ended March 31, 2019 was $26.0 million, or 5.9% of total combined revenues, inclusive of $2.2 million of additional expense related to the new accounting guidance for leasing costs, which requires the Company to expense certain internal costs that were previously capitalized.
Investment Activity
In 2019, the Company repurchased 0.4 million shares of common stock under the previously announced $2.5 billion share repurchase plan, at an average price of $86.07 per share. To date, the Company has acquired 18.5 million shares of its common stock and redeemed 0.4 million common units of its Operating Partnership, or OP units, under the program at an average price of $98.48 per share/unit, allowing the Company to save approximately $64.4 million of common dividends and distributions on an annualized basis.
In April, the Company took possession of the retail co-op at 106 Spring Street in Soho. The 5,936 square foot retail space, inclusive of 4,880 square feet on grade, is considered one of the best available retail corners in Soho, at the intersection of Spring Street and Mercer Street, and is surrounded by several newly opened retail flagships including Nike, Alo Yoga, Birkenstock, and Bang & Olufsen. The property previously served as collateral for a debt and preferred equity investment.
In March, the Company, along with our joint venture partner entered into an agreement to sell 521 Fifth Avenue for a sale price of $381.0 million. The Company acquired the leasehold interest in the 39-story, 460,000-square-foot, office building in March 2006, subsequently took ownership of the fee interest in April 2011 and sold a joint venture interest in the property to an institutional investment partner in the fourth quarter of 2012. The transaction is expected to generate net cash proceeds to the Company of approximately $100.0 million and close in the second quarter, subject to customary closing conditions.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity investment portfolio increased to $2.30 billion at March 31, 2019, including $2.27 billion of investments at a weighted average current yield of 8.8% that are classified in the debt and preferred equity line item on the balance sheet, and investments aggregating $0.03 billion at a weighted average current yield of 6.6% that are included in other balance sheet line items for accounting purposes.
During the first quarter, the Company originated or acquired new debt and preferred equity investments totaling $419.0 million, all of which was retained and $398.7 million of which was funded. New mortgage investments totaled $147.8 million, all of which was retained and $132.7 million of which was funded, at a weighted average current yield of 8.5%. New subordinate debt and preferred equity investments totaled $271.2 million, all of which was retained and $266.0 million of which was funded, at a weighted average yield of 9.6%.
Financing Activity
In March, the Company closed on a new $85.0 million mortgage financing of the office condominium at 609 Fifth Avenue. The new mortgage has a 2-year term, with three one year extension options and bears interest at a floating rate of 2.40% over LIBOR.
Dividends
In the first quarter of 2019, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•	$0.85 per share of common stock, which was paid on April 15, 2019 to shareholders of record on the close of business on March 29, 2019; and

•
$0.40625 per share on the Company's 6.50% Series I Cumulative Redeemable Preferred Stock for the period January 15, 2019 through and including April 14, 2019, which was paid on April 15, 2019 to shareholders of record on the close of business on March 29, 2019, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 18, 2019 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 1975306.
A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using passcode 1975306. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”.
Company Profile
SL Green Realty Corp., an S&P 500 company and New York City's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of March 31, 2019, SL Green held interests in 96 Manhattan buildings totaling 46.4 million square feet. This included ownership interests in 27.7 million square feet of Manhattan buildings and 18.7 million square feet of buildings securing debt and preferred equity investments. In addition, SL Green held ownership interests in 7 suburban properties comprised of 15 suburban buildings totaling 2.3 million square feet in Brooklyn, Westchester County, and Connecticut.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Rental revenue, net	$212,639	$215,369
Escalation and reimbursement	27,479	26,399
Investment income	50,031	45,290
Other income	14,106	14,637
Total revenues	304,255	301,695
Expenses:
Operating expenses, including related party expenses $2,793 in 2019 and $3,834 in 2018	57,698	59,782
Real estate taxes	46,688	45,661
Operating lease rent	8,298	8,308
Interest expense, net of interest income	50,525	47,916
Amortization of deferred financing costs	2,742	3,537
Depreciation and amortization	68,343	69,388
Transaction related costs	55	162
Marketing, general and administrative	25,979	23,528
Total expenses	260,328	258,282

Equity in net (loss) income from unconsolidated joint ventures	(5,234)	4,036
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	17,166	(6,440)
Purchase price and other fair value adjustment	(2,041)	49,293
(Loss) gain on sale of real estate, net	(1,049)	23,521
Net income	52,769	113,823
Net income attributable to noncontrolling interests in the Operating Partnership	(2,278)	(5,272)
Net income attributable to noncontrolling interests in other partnerships	(237)	(198)
Preferred unit distributions	(2,724)	(2,849)
Net income attributable to SL Green	47,530	105,504
Perpetual preferred stock dividends	(3,738)	(3,738)
Net income attributable to SL Green common stockholders	$43,792	$101,766

Earnings Per Share (EPS)
Net income per share (Basic)	$0.52	$1.12
Net income per share (Diluted)	$0.52	$1.12

Funds From Operations (FFO)
FFO per share (Basic)	$1.68	$1.66
FFO per share (Diluted)	$1.68	$1.66

Basic ownership interest
Weighted average REIT common shares for net income per share	83,313	90,520
Weighted average partnership units held by noncontrolling interests	4,333	4,683
Basic weighted average shares and units outstanding	87,646	95,203

Diluted ownership interest
Weighted average REIT common share and common share equivalents	83,477	90,573
Weighted average partnership units held by noncontrolling interests	4,333	4,683
Diluted weighted average shares and units outstanding	87,810	95,256

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2019	2018
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,775,006	$1,774,899
Building and improvements	5,294,612	5,268,484
Building leasehold and improvements	1,423,282	1,423,107
Right of use asset - financing leases	47,445	47,445
Right of use asset - operating leases	396,148	—
	8,936,493	8,513,935
Less: accumulated depreciation	(2,154,075)	(2,099,137)
	6,782,418	6,414,798
Cash and cash equivalents	144,323	129,475
Restricted cash	151,388	149,638
Investment in marketable securities	29,406	28,638
Tenant and other receivables	47,829	41,589
Related party receivables	29,458	28,033
Deferred rents receivable	337,099	335,985
Debt and preferred equity investments, net of discounts and deferred origination fees of $21,584 and $22,379 and allowances of $1,750 and $5,750 in 2019 and 2018, respectively	2,272,241	2,099,393
Investments in unconsolidated joint ventures	3,055,368	3,019,020
Deferred costs, net	211,615	209,110
Other assets	324,629	295,679
Total assets	$13,385,774	$12,751,358

Liabilities
Mortgages and other loans payable	$2,046,906	$1,988,160
Revolving credit facility	790,000	500,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,503,534	1,503,758
Deferred financing costs, net	(50,376)	(50,218)
Total debt, net of deferred financing costs	5,790,064	5,441,700
Accrued interest payable	28,930	23,154
Accounts payable and accrued expenses	111,899	147,061
Deferred revenue	102,598	94,453
Lease liability - financing leases	43,823	43,616
Lease liability - operating leases	389,857	3,603
Dividend and distributions payable	80,047	80,430
Security deposits	61,139	64,688
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	135,448	116,566
Total liabilities	6,843,805	6,115,271

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	412,361	387,805
Preferred units	285,285	300,427

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both March 31, 2019 and December 31, 2018	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 84,328 and 84,739 issued and outstanding at March 31, 2019 and December 31, 2018, respectively (including 1,055 held in Treasury at both March 31, 2019 and December 31, 2018)	843	847
Additional paid-in capital	4,492,581	4,508,685
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive (loss) income	(4,005)	15,108
Retained earnings	1,210,497	1,278,998
Total SL Green Realty Corp. stockholders’ equity	5,797,799	5,901,521
Noncontrolling interests in other partnerships	46,524	46,334
Total equity	5,844,323	5,947,855
Total liabilities and equity	$13,385,774	$12,751,358

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Funds From Operations (FFO) Reconciliation:	2019	2018

Net income attributable to SL Green common stockholders	$43,792	$101,766
Add:
Depreciation and amortization	68,343	69,388
Joint venture depreciation and noncontrolling interest adjustments	47,625	48,006
Net income attributable to noncontrolling interests	2,515	5,470
Less:
(Loss) gain on sale of real estate, net	(1,049)	23,521
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	17,166	(6,440)
Purchase price and other fair value adjustments	(2,041)	49,293
Depreciation on non-rental real estate assets	707	566
FFO attributable to SL Green common stockholders	$147,492	$157,690

	Three Months Ended
	March 31,
Operating income and Same-store NOI Reconciliation:	2019	2018

Net income	$52,769	$113,823
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(17,166)	6,440
Purchase price and other fair value adjustments	2,041	(49,293)
Loss (gain) on sale of real estate, net	1,049	(23,521)
Depreciation and amortization	68,343	69,388
Interest expense, net of interest income	50,525	47,916
Amortization of deferred financing costs	2,742	3,537
Operating income	160,303	168,290

Equity in net (loss) income from unconsolidated joint ventures	5,234	(4,036)
Marketing, general and administrative expense	25,979	23,528
Transaction related costs, net	55	162
Investment income	(50,031)	(45,290)
Non-building revenue	(9,144)	(4,777)
Net operating income (NOI)	132,396	137,877

Equity in net (loss) income from unconsolidated joint ventures	(5,234)	4,036
SLG share of unconsolidated JV depreciation and amortization	48,128	47,619
SLG share of unconsolidated JV interest expense, net of interest income	39,407	35,780
SLG share of unconsolidated JV amortization of deferred financing costs	1,568	1,673
SLG share of unconsolidated JV transaction related costs	—	—
SLG share of unconsolidated JV investment income	(2,227)	(3,086)
SLG share of unconsolidated JV non-building revenue	(711)	(1,000)
NOI including SLG share of unconsolidated JVs	213,327	222,899

NOI from other properties/affiliates	(6,522)	(18,494)
Same-Store NOI	206,805	204,405

Ground lease straight-line adjustment	514	524
Joint Venture ground lease straight-line adjustment	258	258
Straight-line and free rent	(76)	(2,096)
Amortization of acquired above and below-market leases, net	(946)	(1,684)
Joint Venture straight-line and free rent	(16,111)	(6,032)
Joint Venture amortization of acquired above and below-market leases, net	(4,396)	(3,853)
Same-store cash NOI	$186,048	$191,522

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and amortization of acquired above and below-market leases, net from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and our reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG EARN